EXHIBIT 23.1


             Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the previously filed Registration Statement (Form S-8, Registration No. 333-30604), of our report dated March 18, 2005, with respect to the consolidated financial statements of Franklin Capital Corporation included in this Form 10-K for the year ended December 31, 2004.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
March 30, 2005